UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2006

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 17, 2006, the Board of Directors of Advance America, Cash Advance Centers, Inc. (the “Company”) adopted the Advance America, Cash Advance Centers, Inc. Policy Regarding Receipt of Company Stock in Lieu of Cash Director’s Fees (the “Policy”).  Pursuant to the Policy, the Company’s non-employee directors may elect to receive all of their compensation for their services as a director in the form of Company common stock, in lieu of fees payable in cash.  The shares issued pursuant to the Policy will be issued under the Company’s 2004 Omnibus Stock Plan, and the number of shares issued is determined at the fair market value at the time of issuance.  The foregoing description of the Policy is qualified in its entirety by reference to the Policy, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.02  Results of Operation and Financial Condition

On February 22, 2006, the Company issued a press release announcing its results of operations for the fourth quarter and fiscal year ended December 31, 2005.  The earnings release is attached hereto as Exhibit 99.2 to this current report.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

99.1	Advance America, Cash Advance Centers, Inc. Policy Regarding Receipt of Company Stock in Lieu of Cash Director’s Fees

99.2	Press Release, dated February 22, 2006, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02 Results of Operations and Financial Condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 22, 2006

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ John I. Hill
John I. Hill
Executive Vice President and
Chief Financial Officer

Exhibit Number	Description

99.1	Advance America, Cash Advance Centers, Inc. Policy Regarding Receipt of Company Stock in Lieu of Cash Director’s Fees

99.2	Press Release, dated February 22, 2006, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02 Results of Operations and Financial Condition.